===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             ACCORD NETWORKS LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             ACCORD NETWORKS LTD.
                            94 Derech Em Hamoshavot
                          Petach-Tikva, 49130 Israel


                                                               December 15, 2000

Dear Shareholders,

     You are cordially invited to attend an extraordinary meeting of shareholders of Accord Networks Ltd., to be held on January 12, 2001 at 10:00 a.m. at Accord's offices at 94 Derech Em Hamoshavot, Petach-Tikva, 49130 Israel. At the meeting, you will be asked to:

1. Elect two external directors in accordance with Section 239 of the Israel Companies Law, 1999, and in order to comply with the listing requirements of the Nasdaq National Market;

2. Ratify and approve the remuneration, including the grant of options, to be provided to Accord's external directors;

3. Authorize Jules L. DeVigne to fill the positions of chief executive officer and chairman of the board of directors for a period of up to three years from the date of the extraordinary meeting, in accordance with Section 121(c) of the Israel Companies Law, 1999;

4. Authorize and approve an automatic annual increase as of January 1/st/ of each year, beginning as of January 1/st/, 2001, of the aggregate number of ordinary shares reserved under our 2000 Share Ownership and Option Plan and our 2000 Share Option Plan by the number of shares equal to four percent of the total number of issued and outstanding ordinary shares and outstanding options granted by Accord as of the close of business on December 31/st/ of the previous year; and

5. Ratify and approve an increase from US$5 million to up to US$25 million in our directors' and officers' liability insurance coverage and corresponding premium payments made by Accord.

     As you may know, on December 5, 2000, Accord entered into an Agreement and Plan of Merger and Reorganization with Polycom, Inc. and Aruba Merger Sub Ltd., pursuant to which Accord will become a wholly-owned subsidiary of Polycom and each outstanding ordinary share (and option or warrant to acquire an ordinary share) of Accord will be exchanged for (or, in the case of options or warrants, will become exercisable for) 0.3065 shares of Polycom common stock. We will call and convene a separate extraordinary meeting of shareholders for the purpose of approving, authorizing and ratifying the Agreement and Plan of Reorganization and the merger. We presently anticipate holding the meeting on or about February 22, 2001 at the principal executive offices of Accord in the United States, although the time and place are subject to change. Notice of the meeting and detailed information relating to the proposed merger will be mailed to you before that meeting.

    We look forward to greeting personally those shareholders who are able to attend the meeting. If you do plan to attend, we ask that you bring with you some form of personal identification and confirmation of your status as a shareholder. However, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                        Very truly yours,

                                        /s/ Jules L. DeVigne
                                        Jules L. DeVigne
                                        Chief Executive Officer

                              ACCORD NETWORKS LTD
                            94 Derech Em Hamoshavot
                          Petach-Tikva, 49130 Israel

To the Shareholders of Accord Networks Ltd.:

     Notice is hereby given that an extraordinary meeting of Shareholders of Accord Networks Ltd., an Israeli corporation, will be held on January 12, 2001 at 10:00 a.m., Israel time, at our offices at 94 Derech Em Hamoshavot, Petach-Tikva, 49130 Israel, for the following purposes:

1. To elect two external directors in accordance with Section 239 of the Israel Companies Law, 1999, and in order to comply with the listing requirements of the Nasdaq National Market;

2. To ratify and approve the remuneration, including the grant of options, to be provided to Accord's external directors;

3. To authorize Jules L. DeVigne to fill the positions of chief executive officer and chairman of the board of directors for a period of up to three years from the date of the extraordinary meeting, in accordance with
     Section 121(c) of the Israel Companies Law, 1999;

4. To authorize and approve an automatic annual increase as of January 1/st/ of each year, beginning as of January 1/st/, 2001, of the aggregate number of ordinary shares reserved under our 2000 Share Ownership and Option Plan and our 2000 Share Option Plan by the number of shares equal to four percent of the total number of issued and outstanding ordinary shares and outstanding options granted by Accord as of the close of business on December 31/st/ of the previous year; and

5. To ratify and approve an increase from US$5 million to up to US$25 million in our directors' and officers' liability insurance coverage and corresponding premium payments made by Accord.

     Information relating to these matters is set forth in the attached proxy statement. Shareholders of record at the close of business on December 6, 2000, are entitled to notice of, and to vote at, the meeting. All shareholders are cordially invited to attend the extraordinary meeting in person.

     Shareholders who are unable to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the pre-addressed envelope provided. No postage is required if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote their shares in person. Joint holders of shares should note that, pursuant to Article 63 of Accord's Articles of Association, the vote of the senior holder of any share jointly owned, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) of the share, and for this purpose seniority will be determined by the order of the shareholders' names in Accord's share register.

                                   By order of the Board of Directors

                                   /s/ Adam Vexler
                                   Adam Vexler, Esq.
                                   Secretary and Corporate Counsel

Atlanta, Georgia
December 15, 2000

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                             ACCORD NETWORKS LTD.

                     EXTRAORDINARY MEETING OF SHAREHOLDERS
                               JANUARY 12, 2001


                                PROXY STATEMENT

     The board of directors of Accord Networks Ltd. is furnishing this proxy statement to solicit your proxy for the voting of your shares at an extraordinary meeting of shareholders and at any adjournments. We will hold the meeting on January 12, 2001 at 10:00 a.m. at our offices, which are located at 94 Derech Em Hamoshavot, Petach-Tikva, 49130 Israel. We are mailing this proxy statement and the accompanying proxy card to shareholders on or about December 15, 2000.

                                    VOTING

General

     The securities that can be voted at the extraordinary meeting consist of ordinary shares. Holders of ordinary shares are entitled to cast one vote for each share held on the record date on each matter submitted to the shareholders at the meeting.

     The record date for determining the shareholders who are entitled to receive notice of and to vote at the extraordinary meeting has been fixed as the close of business on December 6, 2000. On the record date, 20,556,224 ordinary shares were outstanding and eligible to be voted at the extraordinary meeting.

Quorum and Vote Required

     The presence at the extraordinary meeting, in person or by proxy, of the holders of at least 50% of the ordinary shares entitled to vote will constitute a quorum for the transaction of business at the extraordinary meeting. In determining whether a quorum is present, we will apply the following principles:

     . Proxies reflecting votes, abstentions and votes withheld will be considered to be "ordinary shares entitled to vote" and will be counted as present for purposes of determining the presence or absence of a quorum.

     . Broker non-votes will not be considered to be "ordinary shares entitled to vote" and will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and as to which the brokers have advised us that they lack voting authority.

     Proxies that are returned properly executed and not revoked will be voted in accordance with the shareholder's directions. Where no direction is specified, proxies will be voted as follows:

     . FOR the election of the nominees for external director named in this proxy statement;

     . FOR ratification and approval of the remuneration, including the grant of options, to be provided to Accord's external directors;

     . FOR authorization for Jules L. DeVigne to fill the positions of chief executive officer and chairman of the board of directors for a period of up to three years;

     . FOR approval of an automatic annual increase as of January 1 of each year, beginning as of January 1, 2001, in the aggregate number of ordinary shares reserved under Accord's 2000 Share Ownership and Option Plan and Accord's 2000 Share Option Plan by the number of shares equal to four percent of the total number of issued and outstanding ordinary shares and outstanding options granted by Accord as of the close of business on December 31 of the previous year; and

     . FOR ratification and approval of an increase from US $5 million to up to US $25 million in our directors' and officers' liability insurance coverage and corresponding premium payments made by Accord.

     Approval of each proposal requires the favorable vote of the holders of a majority of the outstanding shares represented in person or by proxy at a meeting at which a quorum is present and voting. However, with respect to the election of external directors, the majority vote must include at least one-third of the total votes of the non-controlling shareholders who are present or represented at the meeting and voting, or alternatively, the non-controlling shareholders voting against either nominee must hold one percent or less of the outstanding ordinary shares. With respect to authorization for Jules L. DeVigne to fill the positions of chief executive officer and chairman of the board of directors, the majority vote must include at least two-thirds of the non-controlling shareholders present or represented at the meeting and voting. As to all of the proposals, broker non-votes, abstentions and votes withheld will have the practical effect of reducing the number of affirmative votes needed for majority approval of a proposal by reducing the number of shares from which the majority is calculated.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives notice of his election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the annual meeting by executing and delivering to us a proxy card bearing a later date or by giving written notice to Accord Networks Ltd., c/o Accord Networks, Inc., 9040 Roswell Road, Suite 450, Atlanta, Georgia, 30350-1877, Attention: Adam Vexler, Secretary and Corporate Counsel.

Polycom Merger

     As you may know, on December 5, 2000, Accord entered into an Agreement and Plan of Merger and Reorganization with Polycom, Inc. and Aruba Merger Sub Ltd., pursuant to which Accord will become a wholly-owned subsidiary of Polycom and each outstanding ordinary share (and option or warrant to acquire an ordinary share) of Accord will be exchanged for (or, in the case of options or warrants, will become exercisable for) 0.3065 shares of Polycom common stock. We will call and convene a separate extraordinary meeting of shareholders for the purpose of approving, authorizing and ratifying the Agreement and Plan of Reorganization and the merger. We presently anticipate holding the meeting on or about February 22, 2001 at the principal executive officers of Accord in the United States, although the time and place are subject to change. Notice of the meeting and detailed information relating to the proposed merger will be mailed to you before that meeting.

Cost of Proxy Solicitation

     We are soliciting your proxy on behalf of the board of directors, and we will bear all of the related costs. Brokers, banks and others holding shares in their names or in the names of their nominees will forward copies of the proxy solicitation materials to beneficial owners and will seek authority for execution of proxies. We will reimburse them for their reasonable expenses in so doing. Our employees also may communicate with you to solicit your proxy, but we will not pay them any additional compensation for doing so.

                                  PROPOSAL 1
                      ELECTION OF TWO EXTERNAL DIRECTORS

     The Nasdaq National Market rules require that at least three independent directors serve on our board of directors. Similarly, Section 239 of the Israel Companies Law, 1999, or the Companies Law, requires that Israeli companies whose shares are publicly traded have at least two external directors on their board of directors. Matty Karp is a present member of our board of directors and qualifies as an independent director. In order to comply with the Nasdaq National Market rules and the Companies Law, our board of directors recommends to our shareholders that two additional independent, external directors be elected to our board of directors, which will then be comprised of six directors.

     The board of directors has nominated the following persons for election as independent, external directors:

     Eren Privman, age 47, has served as vice president of Amdocs (Israel) Ltd. since 1997. Amdocs is a public company that provides customer care and billing solutions for telecommunication companies. Prior to accepting his present position, Mr. Privman served as managing director of Directory Technology, an affiliate of Amdocs in Australia that provides systems for directory publishing.

     Gila Silber Fiengold, age 46, has performed economic consulting services since 1993 through TOMDAN Ltd., a company she founded. Ms. Fiengold has served on the boards of directors of several companies, including Orit-The Center for Research and Development Ltd., the Israel Corporation at Rami Ceramics Ltd. and Perio Ltd. Ms. Fiengold has a masters degree in economics from Technion - the Israel Institute of Technology and holds a bachelors degree in economics from Haifa University.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                    FOR EACH OF THE NOMINEES LISTED ABOVE.

     Requirements of External Directors. Under the Companies Law, no person may be appointed as an external director if the person or the person's relative, partner, employer or any entity under the person's control, had within the preceding two years any affiliation with the company or with any entity controlling or controlled by or under the common control with the company. The term affiliation includes: (1) an employment relationship; (2) a business or professional relationship maintained on a regular basis; (3) control; and (4) service as an office holder, including as a director. Furthermore, no person may serve as an external director if the person's position or other business activities create, or may create, a conflict of interest with the person's responsibilities as an external director or interfere with the person's ability to serve as an external director, or if the person is a member or employee of the Israel Securities Authority or of an Israeli stock exchange. If at the time of election of an external director all other directors are of the same gender, the external director nominated to be elected must be of the other gender.

     External directors are elected for a term of three years and may be re-elected for one additional three year term. Each committee of a company's board that has the authority to exercise powers of the board of directors is required to include at least one external director and its audit committee must include all external directors.

     Under the Companies Law an external director cannot be dismissed from office unless one of the events described below occurs:

 .    The board of directors determines that the external director no longer meets the statutory requirements for holding the office or that he or she is in breach of his or her fiduciary duties. The shareholders must then vote to remove the external director after he or she has been given the opportunity to present his or her position. The majority required to remove an external director is the same majority required to appoint an external director.

 .    A court determines, upon a request of a director or a shareholder, that the external director no longer meets the statutory requirements of an external director or that he or she is in breach of his or her fiduciary duties to the company.

 .    A court determines, upon a request of the company or a director, shareholder or creditor of the company, that the external director is unable to fulfill his or her duties or has been convicted of specified crimes.

Incumbent Directors and Officers:

     Our incumbent directors and our executive officers are:

     Jules L. DeVigne, age 60, has served as chief executive officer and as a director of Accord Networks Ltd. since May 1997 and as chairman since June 1999. Before joining Accord, Mr. DeVigne served as vice president, worldwide sales for VideoServer, Inc. from October 1992 until May 1997. Mr. DeVigne also served as president of Innovative Technology, a manufacturer of voicemail and interactive voice response systems, from March 1990 until June 1992, and as senior vice president of sales and marketing of Netrix Corporation, a manufacturer of wide area networks, from February 1989 until March 1990. Mr. DeVigne has also held various sales and executive management positions with Paradyne Corporation and International Business Machines Corporation.

     Sigi Gavish, age 49, co-founded Accord Networks Ltd. in 1992 and serves as our chief technology officer and a director. Before founding Accord Networks Ltd., Mr. Gavish spent sixteen years working for Tadrian Telecommunications, Israel's largest telecommunications company, where he managed numerous research and development projects and served as chief engineer of Tadrian's first generation of ISDN-compatible PBXs that integrate voice, data and video communications. Since 1992, Mr. Gavish has represented the Israeli electronics industries on two technical committees of the European Telecommunications Standards Institute. Mr. Gavish holds a B.S.C. degree in electrical engineering from the Technion Israel Institute of Technology.

     Philip B. Keenan, age 37, has served as senior vice president, worldwide sales and marketing of Accord Networks Ltd. since April 1998. Before joining Accord, Mr. Keenan served as the vice president of international sales for VideoServer, Inc. from May 1994 until February 1998.

     Amnon Shachar, age 48, has served as the senior vice president and general manager, Israel operations of Accord Networks Ltd. since April 1998. Before joining Accord, Mr. Shachar served as vice president of research and development, engineering and support at Karat Digital Press, a joint venture between Scitex and KBA from 1997 to 1999. Mr. Shachar also held a variety of technology managerial positions, his last position as a colonel, within a technological unit of the Israeli Defense Forces from 1973 to 1997. Mr. Shachar holds a B.S.C. degree in electrical engineering from the Technion Israel Institute of Technology and an executive M.B.A. from the University of Tel Aviv.

     David P. Gallagher, age 50, has served as vice president, business development since September 1998. Before joining Accord Networks Ltd., Mr. Gallagher was president of Galmark, a consulting firm focused on the strategic growth of high-tech companies from January 1997 until August 1998. Mr. Gallagher previously served as the vice president of business development and marketing at TechForce Corporation and as vice president of marketing and North American sales at FiberCom Corporation.

     Jeffrey B. Bradley, age 57, has served as chief financial officer of Accord Networks Ltd., since July 1999. Mr. Bradley has also served as a partner of Tatum CFO Partners, a firm of professional chief financial officers, since 1997. Mr. Bradley served as executive vice president, chief financial officer and acting chief operating officer of Metals Recycling Technologies Corp., a company that developed chemical processing technology for waste products generated from steel companies, from 1995 until 1997 and as executive vice president and chief financial officer of The Landmarks Group, a real estate development company, from 1982 until 1994. Mr. Bradley holds a B.S. in accounting and an M.B.A. in finance and marketing from Bowling Green State University. Mr. Bradley is a certified public accountant and a member of the AICPA and the Financial Executives Institute.

     Matty Karp, age 50, has served as one of our directors since 1994. Mr. Karp has been chief executive officer of Concord Technology Ltd. since 1997. Since 1994, Mr. Karp has served as chief executive officer of Nitzanim Fund (1993) Ltd., chief executive officer of Kardan Technologies, Ltd. and active chairman of Concord Ventures. Between 1979 and 1994, Mr. Karp held various executive positions at Elbit Ltd., an Israeli electronics manufacturer, most recently the position of senior executive. Mr. Karp also serves on the boards of director of Galileo Technology and El-Al Israel Airlines.

     Jos C. Henkens, age 48, has served as one of our directors since 1997 and has participated as an observer in board meetings since 1996. Mr. Henkens has been a general partner of Advanced Technology Ventures since 1983. Mr. Henkens also serves as a director of Actel Corporation, Credence Systems Corporation, Docent, Inc. and Seagull Business Software, BV, as well as a number of private corporations.

Meetings of the Board of Directors and Committee

     The board of directors conducts its business through meetings of the full board and through committees of the board. During the fiscal year ended December 31, 1999, the board of directors held six meetings and acted by unanimous written consent on five occasions. Each director attended at least 75% of the meetings held by our board of directors and by committees of the board on which such director served during the past fiscal year.

     Our board of directors has the following committees:

   Audit Committee

     Our audit committee presently consists of Messrs. Karp and Henkens, although Mr. Henkens intends to resign as a member of the audit committee after the election of Mr. Privman and Ms. Silber Fiengold. After the planned appointment of Mr. Privman and Ms. Silber Fiengold to the audit committee, the audit committee will meet the requirement of the Companies Law that at least three directors, including all of the external directors, must serve on a public company's audit committee. Their appointments also will bring Accord into compliance with the requirements of the Nasdaq National Market regarding independent directors and their service on audit committees, for which we had previously received an extension. Each of the members of the audit committee is financially literate and has the financial management expertise required by the Nasdaq rules.

     Pursuant to the audit committee charter, a copy of which is attached as Appendix A hereto, the duties of the audit committee include reviewing our audited year-end financial statements and discussing the statements with our management and independent auditors. The committee also is charged with discussing with our independent auditors our internal financial controls and standards as well as the nature of the independent relationship between Accord and the auditors. The responsibilities of the audit committee also include identifying flaws in the management of Accord's business, recommending corrections to the board of directors and considering actions and transactions that by law require approval of the audit committee.

   Compensation Committee

     Our compensation committee consists of Messrs. Karp and Henkens. The compensation committee reviews and evaluates the salaries, supplemental compensation and benefits of our officers, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the board of directors. The compensation committee is also authorized to administer our employee option plans. Under the Companies Law, the compensation committee may only make recommendations to the board of directors about the grant of options and may need to seek the approval of the audit committee, the board of directors and the shareholders for specified compensation decisions.

     The board of directors nominates persons for election to the board. Pursuant to our articles of association, shareholders also may nominate persons for election to the board. For a description of requirements regarding shareholder proposals, see "Shareholder Proposals for the 2001 Annual Meeting of Shareholders."

Directors' Compensation

     We pay each of our non-employee directors who is not an external director an annual retainer of $10,000, as well as fees of $1,000 for each board meeting and $500 for each committee meeting in which the director participates, plus value added tax if applicable. We also reimburse directors for any travel and related expenses incurred in connection with their attendance in person at each board or committee meeting.

     Our 2000 Non-Employee Director Stock Option Plan provides that we grant each of our non-employee directors an option to purchase 25,000 ordinary shares on the later of the date the plan was adopted by our shareholders or the date the person first becomes a non-employee director. The plan also provides that each of our non-employee directors will receive an option to purchase 2,500 ordinary shares each year the director serves on our board. The exercise price of the shares granted under the plan is the fair market value on the date of grant. Options granted under the plan vest 25% per year over four years but vest immediately upon a change of control as defined in the plan. Our board of directors also are proposing to grant options to our external directors under this plan, as discussed in proposal 2 below.


                                  PROPOSAL 2
                   RATIFICATION AND APPROVAL OF REMUNERATION
                     TO BE PROVIDED TO EXTERNAL DIRECTORS

    The Companies Law requires shareholder approval of the payment of compensation to directors, including external directors. The audit committee of the board of directors and the board of directors have approved resolutions providing that the compensation of each of our external directors will be the same as the compensation of our current non-employee directors. Specifically, the audit committee and the board of directors have approved the following compensation for external directors:

     (a)  an annual fee of $10,000, plus any applicable value added tax;

     (b) a fee of $1,000 for each board meeting and $500 for each board committee meeting, including audit committee meetings, in which they participate, plus any applicable value added tax;

     (c) reimbursement of expenses incurred for each board or committee meeting attended, plus any applicable value added tax; and

     (d) options to purchase our ordinary shares pursuant to our 2000 Non-Employee Director Stock Option Plan, plus any applicable value added tax.

     Pursuant to the terms of our 2000 Non-Employee Director Stock Option Plan, each external director will receive an option to purchase 25,000 ordinary shares on the date the person first becomes an external director. The exercise price of these initial options will be equal to the closing price of our ordinary shares as reported by the Nasdaq National Market on the last day immediately preceding the external director's election. Each external director will receive an additional option to purchase 2,500 ordinary shares each year he or she serves on our board. The exercise price of the additional shares granted under the plan will be the fair market value on the date of grant. Options granted under the plan vest 25% per year over four years.

     The audit committee and the board of directors resolutions also provide that if an external director is precluded from receiving or exercising options to purchase our ordinary shares because of their positions as external directors, they will be entitled to request by written notice that they receive, in lieu of the options, a cash payment equal to the difference between the exercise price per share of the options that they would otherwise have been entitled and the closing price of our ordinary shares as reported by the Nasdaq National Market on the date specified in the notice multiplied by the number of shares specified in the notice. However, in order for Accord to be able to make the cash payment, the following requirements must be met:

 .    The date specified in the notice may not be earlier than the date on which the notice is delivered to Accord;

 .    The option must have vested and been exercisable with respect to the ordinary shares specified in the notice; and

 .    There would have been no impediment to the purchase and sale of the ordinary shares by the external director on the date the notice is delivered to Accord and on the date specified in the notice.

     Payments to external directors in lieu of their exercise of options will include any applicable value added tax and will be made immediately after delivery of the notice to Accord, or the date specified in the notice if a later date is specified.

     External directors also will be covered by our directors and officers liability insurance policy and will be indemnified by Accord and issued letters of indemnification. The letters of indemnification will be for the matters and in the form previously approved by our board of directors in October 1999 and April 2000, and by our shareholders in December 1999 and May 2000.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE PROPOSAL TO PROVIDE REMUNERATION TO EXTERNAL DIRECTORS AS DESCRIBED ABOVE.



                                  PROPOSAL 3
                       AUTHORIZATION OF JULES L. DEVIGNE
             TO FILL THE POSITIONS OF CHIEF EXECUTIVE OFFICER AND
                      CHAIRMAN OF THE BOARD OF DIRECTORS

     The Companies Law provides that, beginning three months after a company's shares are listed for trading on a stock exchange, the general manager, or chief executive officer, of a company may not serve as the chairman of its board of directors. However, a company's shareholders may authorize the chairman to fill the position of chief executive officer in addition to the position of chairman by a vote of the holders of a majority of the shares present and voting, including at least two-thirds of the shareholders who are not controlling shareholders who are present and voting. The shareholders may approve the chairman filling both positions for a period of up to three years from the date of the shareholders' approval.

     Jules L. DeVigne presently serves as our chief executive officer. The board of directors believes that it is in Accord's best interest for Mr. DeVigne to serve as the chairman of our board of directors as well as our chief executive officer and is seeking shareholder approval for Mr. DeVigne to be permitted to hold both positions for a period of up to three years after the date of the extraordinary meeting.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE
       JULES L. DEVIGNE TO FILL THE POSITIONS OF CHIEF EXECUTIVE OFFICER
                    AND CHAIRMAN OF THE BOARD OF DIRECTORS.

                                  PROPOSAL 4
        APPROVAL OF AUTOMATIC ANNUAL INCREASES IN THE NUMBER OF SHARES
            RESERVED UNDER THE 2000 SHARE OWNERSHIP AND OPTION PLAN
                        AND THE 2000 SHARE OPTION PLAN

     Our shareholders and board of directors previously adopted the Accord 2000 Share Ownership and Option Plan, which provides for grants of options to our employees, directors, consultants and others, and the Accord 2000 Share Option Plan, which provides for grants of options primarily to our non-Israeli employees and consultants. The maximum number of ordinary shares available for grant under each plan is 750,000. Each plan presently provides for annual increases in the total number of shares available under the plan by an amount equal to four percent of the total number of shares reserved under the plan. As of November 15, 2000, Accord had granted options to purchase 750,000 ordinary shares under the 2000 Share Ownership and Option Plan and options to purchase 750,000 ordinary shares under the 2000 Share Option Plan.

    The board of directors believes it to be in Accord's best interest to amend the 2000 Share Ownership and Option Plan and the 2000 Share Option Plan to change the calculation of annual increases. The board of directors recommends that the shareholders approve an amendment to each plan to provide that as of January 1 of each year, beginning as of January 1, 2001, the aggregate number of shares available under the 2000 Share Ownership and Option Plan and the 2000 Share Option Plan, when taken together, automatically will be increased by the number of shares equal to four percent of the total number of Accord's issued and outstanding ordinary shares and outstanding options granted by Accord as of the close of business on December 31st of the previous year. The board of directors will have the authority to determine the allocation of the additional shares between the 2000 Share Ownership and Option Plan and the 2000 Share Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AUTOMATIC ANNUAL INCREASES IN THE NUMBER OF SHARE RESERVED UNDER THE 2000 SHARE
           OWNERSHIP AND OPTION PLAN AND THE 2000 SHARE OPTION PLAN.

     Provided below are descriptions of the 2000 Share Ownership and Option Plan and the 2000 Share Option Plan as they are proposed to be amended.

     2000 Share Ownership and Option Plan

     General. On January 26, 2000, our board of directors adopted the 2000 Accord Networks Ltd. Share Ownership and Option Plan, which provides for the grant of options to our employees, directors, consultants and other service providers and to those of our subsidiaries. The plan was approved by our shareholders on March 23, 2000. The maximum number of ordinary shares subject to the plan is 750,000. As of January 1 of each year, beginning as of January 1, 2001, the number of shares available under the 2000 Share Ownership and Option Plan, together with the number of shares available under Accord's 2000 Share Option Plan, automatically will be increased by the number of shares equal to four percent of the total number of Accord's issued and outstanding ordinary shares and outstanding options granted by Accord as of the close of business on December 31st of the previous year. The board of directors will have the authority to determine the allocation of the additional shares between the 2000 Share Ownership and Option Plan and the 2000 Share Option Plan. The exercise price of options granted under the plan is determined in the discretion of our board of directors. Grants to Israeli employees generally are made under Section 102 of the Israel Income Tax Ordinance.

     Exercise of options. Persons who hold unexercised options granted under this plan who stop working for us for any reason other than termination in specified circumstances may exercise their options for 30 days after they stop working. If the person stops working for us for the specified reasons, his options will expire upon his termination of employment. Persons holding unexercised options who die, are disabled or retire with board approval after age 60 are entitled to exercise their options for a year after they stop working. Unexercised options will terminate if not exercised in the times specified for each situation.

   2000 Share Option Plan

     General. On January 26, 2000, our board of directors adopted the Accord Networks Inc. 2000 Share Option Plan, which provides for the grant of options to our employees and consultants, and to those of our subsidiaries. The plan was approved by our shareholders on March 23, 2000. The maximum number of ordinary shares subject to the plan is 750,000. As of January 1 of each year, beginning as of January 1, 2001, the number of shares available under the 2000 Share Option Plan, together with the number of shares available under Accord's 2000 Share Ownership and Option Plan, automatically will be increased by the number of shares equal to four percent of the total number of Accord's issued and outstanding ordinary shares and outstanding options granted by Accord as of the close of business on December 31st of the previous year. The board of directors will have the authority to determine the allocation of the additional shares between the 2000 Share Ownership and Option Plan and the 2000 Share Option Plan. The 2000 Share Option Plan is intended primarily for our non-Israeli employees. Grants to employees under the plan may be either incentive stock options within the meaning of the U.S. Internal Revenue Code of 1986, as amended, or nonstatutory stock options. The exercise price of the options granted under the plan is determined in the discretion of our board of directors. That discretion is, however, limited by some of the provisions concerning incentive stock options.

     Exercise of options. Persons who hold unexercised options under this plan who stop working for us for any reason other than termination in specified circumstances may exercise their options that were vested on the date of termination during the time specified in their option agreement. If the person stops working for us for the specified reasons, all options will expire upon the termination of employment. If an option holder dies, the options vested on the date of death may be exercised by the option holder's estate or whoever inherits the option during the time specified in their option agreement. Any options that are not vested on the date of termination or death will immediately revert to the plan.

     Administration of the plans

     The 2000 Share Ownership and Option Plan and the 2000 Share Option Plan are managed by the compensation committee of our board of directors, which makes recommendations to the board of directors about the grant of options. The vesting schedule of options granted under both plans is spread over four years, so that 25% of the options may be exercised after one year and additional shares may be exercised on the last day of each of the 12 successive three-month periods.


                                  PROPOSAL 5
         RATIFICATION AND APPROVAL OF AN INCREASE FROM US$5 MILLION TO
UP TO US$25 MILLION IN OUR DIRECTORS' AND OFFICERS' LIABILITY INSURANCE COVERAGE
               AND CORRESPONDING PREMIUM PAYMENTS MADE BY ACCORD

     In 1999, our shareholders approved the purchase and periodic renewal of liability insurance coverage for our officers, which under the Companies Law includes our directors, to the maximum extent permitted by law. We obtained a policy with limits of U.S. $5 million. In June 2000, the audit committee of our board of directors and our board of directors approved an increase in the amount of insurance coverage to an amount not to exceed US$25 million. We now have a directors' and officers' liability insurance policy with coverage of up to US$15 million. At the extraordinary meeting, our shareholders will be asked to ratify and approve the increase of our directors' and officers' liability insurance coverage from US$5 million to up to US$25 million. Shareholders also will be asked to ratify and approve the corresponding premium payments that we have made as well as those that we will make in the future.

     The Companies Law states that a company may include in its articles of association provisions permitting the company to obtain liability insurance coverage for its officers to cover the following acts or omissions committed by an officer in his or her capacity as an officer:

     . the breach of his or her duty of care to the company or any other person;

     . the breach of his or her fiduciary duty to the company to the extent he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

     . monetary liabilities or obligations that may be imposed on the officers in favor of a third party.

     The Companies Law further states that a company may not obtain insurance coverage for the liability of an officer for the following acts or omissions:

     . a breach of his or her fiduciary duty, except to the extent described above;

     . a breach of his or her duty of care, if the breach was done intentionally, recklessly or with disregard for the circumstances of the breach or its consequences;

     . an act of omission done with the intent to unlawfully realize personal gain; or

     .    a fine or monetary settlement imposed upon the officer.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE AN INCREASE IN OUR DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
          COVERAGE AND CORRESPONDING PREMIUM PAYMENTS MADE BY ACCORD.


Section 16(a) Beneficial Ownership Reporting Compliance

     The United States securities laws require our directors, executive officers and any persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and subsequent reports of changes in ownership. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all directors, executive officers and beneficial owners of more than 10% of our common stock made all required filings as of November 15, 2000.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of November 15, 2000, unless otherwise indicated, regarding the beneficial ownership of our equity securities by each person known by us to own more than 5% of any class of our voting securities, each director and nominee for director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

     Pursuant to SEC rules, the number of shares of common stock beneficially owned by a specific person or group includes shares issuable pursuant to convertible securities, warrants and options held by such person or group that may be converted or exercised within 60 days after November 15, 2000. These shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person or group.

     The persons named in the table gave us the stock ownership information about themselves. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

                                                                      Number of Shares
                                                                      ----------------          Percentage of Total
Beneficial Owner                                                     Beneficially Owned          Shares Outstanding
---------------                                                      ------------------          ------------------
Entities affiliated with Nitzanim Fund (1993) Ltd. and Concord
K.T. Investment Partners Ltd.                                             3,190,275/(1/)                15.5
Entities managed by SVM STAR Venture Capital Management Ltd.
 and SVM STAR Ventures Management No. 3                                   2,010,217/(2)/                 9.8
Advanced Technology Ventures IV, L.P.                                     1,631,158/(3)/                 7.9
Gilde IT Fund B.V.                                                        1,620,768/(4)/                 7.9
Norwest Equity Capital L.L.C.                                             1,370,614/(5)/                 6.7
VTEL Corporation                                                          1,301,092/(6)/                 6.3
Jules L. DeVigne                                                            685,861/(7)/                 3.3
Sigi Gavish                                                                 908,310/(8)/                 4.4
Matty Karp                                                                   67,000/(9)/                  *
Jos C. Henkens                                                                6,250/(10)/                 *
Eren Privman                                                                     --                       --
Gila Silber Fiengold                                                             --                       --
Philip B. Keenan                                                            162,688/(11)/                 *
David P. Gallagher                                                           56,250/(12)/                 *
All executive officers and directors as a group                           1,978,609/(13)/                9.3
(10 persons)

__________
*Represents beneficial ownership of less than 1%.

(1)  Includes:
     .    1,531,024 ordinary shares held by Nitzanim Fund (1993) Ltd.;
     .    1,371,665 ordinary shares held by K.T. Concord Venture Fund (Cayman)
          L.P.;
     .    274,201 ordinary shares held by K.T. Concord Venture Fund (Israel)
          L.P.;
     . 11,192 ordinary shares held by K.T. Concord Venture Advisors (Cayman) L.P.; and
     .    2,193 ordinary shares held by K.T. Concord Venture Advisors (Israel)
          L.P..

     The general partner and investment manager of the Concord entities is Concord K.T. Investment Partners Ltd. Matty Karp, one of our directors, is a principal of this entity and vice chairman of Nitzanim Fund (1993) Ltd. and may beneficially own these shares under the securities laws but disclaims beneficial ownership of them. The address for each of these entities is 85 Medinat Hayehudim Street, 7/th/ Floor, P.O. Box 4011, Herzelia Pituach 46140, Israel.

(2)  Includes:
     . 937,160 ordinary shares held by STAR Management of Investments (1993) Limited Partnership;
     . 565,869 ordinary shares held by SVE STAR Ventures Enterprises No. III, a German Civil Law Partnership (with limitation of liability);
     . 249,069 ordinary shares held by SVM STAR Ventures Management GmbH Nr. 3 & Co. Beteiligungs KG;
     . 210,776 ordinary shares held by SVE STAR Ventures Enterprises No. II, a German Civil Law Partnership (with limitation of liability);
     . 47,343 ordinary shares held by SVE STAR Ventures Enterprises No. IIIA GbR, a German Civil Law Partnership (with limitation of liability).

     SVM STAR Venture Capital Management Ltd. manages STAR Management of Investments (1993) Limited Partnership, and SVM STAR Ventures Management GmbH No. 3 manages the investments of the other STAR entities. Dr. Meir Barel is the sole director and primary owner of each of SVM STAR Venture Capital Management Ltd. and SVM STAR Ventures Management GmbH No. 3 and may be deemed to beneficially own these shares under securities laws but disclaims beneficial ownership. The address for STAR Management of Investments (1993) Limited Partnership is 11 Galgaley Haplada, Building 3, Herzelia 46733, Israel, and for the other STAR entities is Possartstrasse No. 9, D-81679 Munich, Germany.
(3) Jos C. Henkens, one of our directors, is a general partner of Advanced Technology Ventures IV, L.P., and may beneficially own these shares under the securities laws, but disclaims beneficial ownership. The address of Advanced Technology Ventures IV, L.P. is 485 Romona Street, Suite 200, Palo Alto, California 94301.
(4) The address of Gilde is Newtonlaan 91, P.O. Box 85067, 3508 AB Utrecht, Netherlands.
(5) Itasca NEC, L.L.C., or Itasca, is the managing member of Norwest Equity Capital, L.L.C., or Norwest, and has sole voting and investment power of the shares. Under the securities laws, the managing members of Itasca beneficially own the shares held by Norwest and therefore have voting and investment power of the shares. The members of Itasca disclaim beneficial ownership of the shares held by Norwest, except to the extent of their direct pecuniary interest in the shares. The address of Norwest Equity Capital, L.L.C. is 245 Lytton Avenue, Suite 250, Palo Alto, California 94301.
(6)  The address of VTEL Corporation is 108 Wild Basin Road, Austin, Texas
     78746.
(7) Includes 350,398 ordinary shares subject to options exercisable within 60 days of November 15, 2000.
(8) Includes 200,000 ordinary shares subject to options exercisable within 60 days of November 15, 2000.
(9) Includes 6,250 ordinary shares subject to options exercisable within 60 days of November 15, 2000.
(10) Represents ordinary shares subject to options exercisable within 60 days of November 15, 2000.
(11) Represents 154,688 ordinary shares subject to options exercisable within 60 days of November 15, 2000 and 8,000 ordinary shares held by Mr. Keenan's spouse, of which Mr. Keenan disclaims beneficial ownership.
(12) Represents ordinary shares subject to options exercisable within 60 days of November 15, 2000.
(13) Includes 755,086 ordinary shares subject to options exercisable within 60 days of November 15, 2000 Does not include shares beneficially owned by entities affiliated with Nitzanim Fund (1993) Ltd. or Concord K.T. Investment Partners Ltd., of which one of our directors, Matty Karp, is affiliated, or shares beneficially owned by Advanced Technology Ventures IV, L.P., of which one of our directors Jos Henkens, is affiliated. Mr. Karp and Mr. Henkens disclaim beneficial ownership of the shares held by these entities.

EXECUTIVE COMPENSATION

        The following table sets forth certain summary information concerning compensation paid or accrued by us for services rendered in all capacities during the fiscal year ended December 31, 1997, December 31, 1998 and December 31, 1999 for our Chief Executive Officer and our next three most highly compensated executive officers for the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                        Long-Term
                                                                                                        ---------
                                                                Annual Compensation                 Compensation Awards
                                                             --------------------------             -------------------
                                               Fiscal                                              Securities Underlying
                                               ------
Name and Principal Position                     Year         Salary               Bonus                 Options (#)
---------------------------                     ----         ------               -----            ---------------------
Jules L DeVigne,                                1999         $200,004             $125,000                150,000
Chief Executive Officer

Sigi Gavish,                                    1999         $120,000             $ 30,000                     --
Chief Technology Officer

Philip B. Keenan,                               1999         $132,497             $178,963/(1)/                --
Senior Vice President, Worldwide
Sales and Marketing

David P. Gallagher,                             1999         $122,700             $ 30,941                     --
Vice President Business Development

______________________________
/(1)/ The amount listed as Mr. Kennan's bonus in 1999 and 1998 represents commissions paid to him.

Employment Agreements

     We are a party to a letter employment agreement with Jules L. DeVigne, our chief executive officer. This agreement sets forth Mr. DeVigne's initial base salary and benefits and states that he will be eligible for a performance based bonus as determined by Accord. The agreement also states the Mr. DeVigne will be eligible to receive options to purchase our ordinary shares. In the event Mr. DeVigne is terminated without cause, Accord will make severance payments equal to his monthly base salary to him for a period of six months to nine months. As a condition to his employment, Mr. DeVigne also entered into a Confidentiality and Intellectual Property Agreement with Accord pursuant to which he agreed to keep confidential specific types of information and relinquished any claims he may later have to technology products that we may develop. The term of the Confidentiality Agreement is to be the maximum permitted by applicable state law.

     We have entered into an employment agreement with Sigi Gavish, our chief technology officer. This agreement sets forth Mr. Gavish's base salary as of the date of the agreement and provides for annual increases of an amount at least equal to any increase in the Israeli consumer price index. The agreement also sets forth specific benefits to be provided to Mr. Gavish, including benefits customarily given to executive officers in Israel such as payment by Accord into an insurance policy to partially fund severance pay, retirement pension and disability payments for Mr. Gavish. If Mr. Gavish is terminated without cause, he will be entitled to receive a severance payment equal to 200% of his average monthly salary for the six months preceding his termination, multiplied by the number of years of his employment with Accord, and less the amounts accumulated for severance pay under the insurance policy. In connection with the execution of his employment agreement, Mr. Gavish also entered into a confidentiality and non-competition agreement with Accord. Pursuant to this agreement, Mr. Gavish agreed to keep confidential specific types of information and not to compete with Accord or solicit our employees for a period of two years after termination of his employment.

     We also are a party to letter employment agreements with Jeffrey B. Bradley, our chief financial officer, and David P. Gallagher, our vice president of business development. Each agreement sets forth the officer's initial base salary and benefits and states that he will be eligible for a performance based bonus as determined by Accord as well as options to purchase our ordinary shares. Each agreement also contains a confidentiality provision and a non-noncompetition provision. The non-competition provision restricts the officer from owning, controlling, assisting or otherwise participating in a business that competes with Accord and from soliciting our employees and customers for a specified period of time. Mr. Bradley's non-competition covenant runs from 18 months after his date of termination and Mr. Gallagher's non-competition covenant runs for six months after his date of termination. Under the terms of Mr. Bradley's agreement, Accord will be obligated to make severance payments to him if he is terminated without cause. If the termination occurs after Mr. Bradley has been employed for 12 months, the severance payments will equal two months base salary. If he has been employed with us for 24 months prior to his termination, the severance payment will equal three months base salary or the amount specified in any severance plan for senior managers.

     In addition, we have entered into a letter employment agreement with Phillip Keenan, our senior vice president of worldwide sales and marketing. Mr. Keenan's agreement sets forth his initial base salary and benefits and establishes a commission incentive base to permit him to earn commissions if quotas are met. The agreement also states the Mr. Keenan will be eligible to receive options to purchase our ordinary shares. In exchange for Mr. Keenan's services to Accord, we have agreed to make severance payments to him for a period of six months if he is terminated without cause. As a condition to his employment, Mr. Keenan also entered into a Confidentiality and Intellectual Property Agreement with Accord pursuant to which he agreed to keep confidential specific types of information and relinquished any claims he may later have to technology products that we may develop. The term of the Confidentiality Agreement is to be the maximum permitted by applicable state law.

Option Grants

     The following table provides information with regard to stock option grants to the named executive officers pursuant to our 1995 Employee Stock Ownership and Option Plan during the fiscal year ended December 31, 1999. All options expire May 6, 2005 and become exercisable at the rate of one-fourth on each anniversary of the grant date.

                       Option Grants in Last Fiscal Year

                                                  Percent of                                         Potential Realizable
                                 Number of         Total                                              Value  at Assumed
                                Securities        Options                                             Annual Rates of Stock
                                Underlying        Granted to       Exercise or                        Price Appreciation for
                                  Options        Employees in       Base Price      Expiration             Option Term
                                                                                                     -----------------------
Name                            Granted (#)      Fiscal Year          ($/Sh)            Date         5% ($)          10% ($)
----                            -----------      -----------       -----------          ----         ------          -------
Jules L DeVigne,                  150,000           12.54             $1.25            5/6/05        1,466,171       1,931,511
Chief Executive Officer

Sigi Gavish,                           --              --                --                --               --              --
Chief Technology
 Officer

Philip B. Keenan,                      --              --                --                --               --              --
Senior Vice President,
 Worldwide Sales and
 Marketing

David P. Gallagher,                    --              --                --                --               --              --
Vice President
 Business Development




     Amounts represented in the last two columns represent hypothetical amount that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the ordinary shares over the term of the options. These amounts are calculated based on the assumption that the fair market price of Accord's ordinary shares on December 31, 1999 was $8.50 per ordinary share, which was the exercise price of options issued by Accord's board of directors on December 15, 1999 and January 26, 2000. The numbers shown in these two columns are calculated based on SEC rules and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and ordinary share holdings depend on the timing of such exercise and the future performance of our ordinary shares. We do not guarantee that the rates of appreciation assumed in these two columns can be achieved or that the amounts reflected will be received by the executive officers. The two columns do not take into account any appreciation of the price of ordinary shares from the date of grant to the present date.

     The following table sets forth information regarding the number of ordinary shares received upon exercise of options by our named executive officers during the fiscal year ended December 31, 1999 and the number of unexercised options held at November 15, 2000.

                      Option Exercises in Last Fiscal Year

                                                                       Number of
                                                                       Securities               Value of
                                                                       Underlying              Unexercised
                                                                       Unexercised             In-the-Money
                                                                     Options At Fiscal          Options At
                                       Shares           Value           Year-End (#)        Fiscal Year End ($)
                                     Acquired On       Realized        Exercisable /            Exercisable /
          Name                       Exercise (#)       ($)/(1)/       Unexercisable           Unexercisable/(2)/
--------------------------          --------------    -----------   -------------------    -----------------------
Jules L. DeVigne,                      325,463          738,801           81,364/                  672,880/
Chief Executive Officer                                                   544,092                 3,106,141

Sigi Gavish,                                --               --           66,700/                  552,276/
Chief Technology Officer                                                  133,300                   275,724

Philip B. Keenan,                           --               --           98,439/                  814,091/
Senior Vice President,                                                    176,561                 1,046,659
Worldwide Sales and
Marketing

David P. Gallagher,                         --               --            31,250/                  234,375/
Vice President Business                                                    88,750                   515,625
Development




(1) Value realized is calculated based on the assumption that the fair market price of Accord's ordinary shares on June 24, 1999, the date the options were exercised, was $2.50 per ordinary share. On June 16, 1999, Accord's board of directors issued options with an exercise price of $2.50.

(2) Value of unexercised in-the-money options are calculated based on the assumption that the fair market price of Accord's ordinary shares on December 31, 1999 was $8.50 per ordinary share, which was the exercise price of options issued by Accord's board of directors on December 15, 1999 and January 26, 2000.

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the executive compensation committee on executive compensation and the shareholder return performance graph shall not be incorporated by reference into any such filings.


                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The compensation committee is responsible for developing our executive compensation policies and advising the board of directors with respect to these policies. This report by the compensation committee reviews our policies generally with respect to the compensation of all executive officers as a group for the fiscal year ended December 31, 1999 and specifically reviews the compensation established for our chief executive officer for the fiscal year ended December 31, 1999.

     Our policy with regard to executive compensation has consistently been designed to:

          . Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions and to do so in a manner that is commensurate with compensation paid by companies of comparable size within our industry;

          . Reward executive officers for the achievement of short-term operating goals and for the enhancement of our long-term shareholder value; and

          . Align the interests of executive officers with those of our shareholders with respect to short-term operating results and long-term shareholder value.

     The primary components of our compensation to our executive officers, and the relationship of these components to our performance, are discussed below.

Base Salary

     Each year compensation committee members review and approve the base salaries to be paid during the following year to members of our senior management. Annual adjustments to base salaries are determined based on the individual's performance and contributions to our success. The executive compensation committee did not change Mr. DeVigne's $200,004 base salary for the fiscal year ended December 31, 1999. The compensation committee believes that Mr. DeVigne's salary is in-line with the average for comparable industry positions.

Stock Options

     We have traditionally used stock option grants as an incentive for executive performance. We believe that stock option grants provide executives with the opportunity to buy and maintain an equity interest in us and to share in the rewards of stock appreciation. Stock option grants have value only if the stock appreciates in value from the date the options are granted. Officers are encouraged to hold shares upon the exercise of the options, linking their interests to those of other shareholders.

Bonuses

     The compensation committee uses bonuses to provide officers with the support to continue their efforts towards our overall success. Committee members believe that bonuses contribute to our ability to attract and retain talented executives who seek to be rewarded for performance. Mr. DeVigne's bonus was $125,000 for the fiscal year ended December 31, 1999, which the compensation committee believes reflects Mr. DeVigne's contributions to Accord.

Summary

     We remain committed to the implementation of compensation practices that are increasingly linked to our performance. We believe that our current compensation policies and practices are appropriate and intend to continue to use performance-based compensation as incentive for our executive officers.

COMMITTEE MEMBERS:

Matty Karp
Jos Henkens

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph and accompanying table compare the monthly percentage change in the cumulative total shareholder return on our ordinary shares against the cumulative total return of the Nasdaq Stock Market Index and a composite index for corporations in our industry (i.e., classified under the same Standard Industrial Classification Code ("SIC"), 3577) for the months ending June 30, 2000, July 31, 2000, August 31, 2000, September 29, 2000 and October 31, 2000. The graph assumes that the value of the investment in our ordinary shares and each index was $100 on June 29, 2000, the date on which our ordinary shares began trading on The Nasdaq National Market. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period. We have not paid any dividends during the period covered by the graph.

[GRAPH APPEARS HERE]

                        Total Returns for Months Ending
                        -------------------------------

                                   June 30,        July 31,         August 31,       September 30,        October 31,
                                     2000            2000             2000               2000                2000
---------------------------------------------------------------------------------------------------------------------
Accord Networks Ltd.                103.50           92.31           113.29             109.10               96.50
---------------------------------------------------------------------------------------------------------------------
Nasdaq Market Index                 102.28           96.78           108.18              94.48               86.88
---------------------------------------------------------------------------------------------------------------------
Industry Index                      103.66          104.35           118.93             105.75               96.24
---------------------------------------------------------------------------------------------------------------------


     The ordinary share performance shown in the graph and the table set forth above is not necessarily indicative of future performance of our ordinary shares. We obtained the information used in the tables from the Center for Research in Security Prices, which we believe to be a reliable source, but we are not responsible for any errors or omissions in the information.

       SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

     To be considered for inclusion in our proxy statement for the 2001 annual meeting, proposals of shareholders must have been submitted in writing to us on or before September 30, 2000. For any proposal that was not submitted for inclusion in next year's proxy statement but is instead sought to be presented directly to the shareholders at the 2001 annual meeting, management will be able to vote proxies in its discretion.

     All proposals of shareholders with regard to the 2001 annual meeting should be submitted by certified mail, return receipt requested, to Accord Networks Ltd., c/o Accord Networks, Inc., 9040 Roswell Road, Suite 450, Atlanta, Georgia 30350-1877, Attention: Adam Vexler, Secretary and Corporate Counsel.

                                  Appendix A

                             Accord Networks Ltd.
                            Audit Committee Charter


The Audit Committee (the "Committee"), of the Board of Directors (the "Board") of Accord Networks Ltd. (the "Company"), will have the oversight responsibility, authority and specific duties as described below.

General Responsibility

The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls of the Company. Through its activities, the Committee will facilitate open communications among directors, the Company's independent accountants, its internal audit function, and its corporate management.

The Audit Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company's outside accountants and the adequacy of disclosure to shareholders and to the public. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and to the Committee.

Membership

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the National Association of Securities Dealers, Inc. ("NASD"), Israel's Companies Law 5759-1999, and any regulations set forth by the Securities and Exchange Commission of the US.

The members will be free from any financial, family or other material personal relationship that, in the opinion of the Board would interfere with the exercise of his or her independence from management and the corporation. All members of the Committee will have a working familiarity with basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual report to shareholders and the annual proxy statement. The Board will elect one of the members of the Committee as Committee Chair.

Authority

The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

Meetings

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. The Committee Chair will prepare the meeting agenda and overview of issues to be discussed. Prior to preparation of the meeting agenda, input should be sought from the Chief Executive Officer, the Chief Financial Officer, and the internal and external auditors of the Company. The Committee members will have sole discretion in determining the meeting attendees and agenda.

The Corporation's internal auditor shall be notified of Audit Committee meetings and he/she may participate in them. The internal auditor may request that the Chairman convene a meeting to discuss a matter, which the internal auditor specifies, and the Chairman shall convene a meeting within a reasonable time following such request, if the Chairman deems necessary.

The Corporation's independent auditors shall be invited to meetings where the agenda includes a subject related to the audit of the financial reports.


The Committee is to meet in separate executive sessions with the Chief Financial Officer, independent accountants and the internal auditor at least once each year and at other times when considered appropriate.

Attendance

Committee members will strive to be present at all meetings. As necessary or desirable, The Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

Minutes

Minutes of each meeting are to be prepared and sent to Committee members, Board members, the Chief Executive Officer, the Chief Financial Officer and Corporate Counsel.

Specific Duties

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable requirements of the SEC, the NASD, Israel law and other laws or regulations that apply to the Company.

2. Review with the Company's management, internal auditor and independent accountants the Company's accounting and financial reporting controls. As a part of such review, determine what changes, if any, need to be made to improve the adequacy of such controls.

3. Review with the Company's management, internal auditor and independent accountants the significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope of the internal auditor's work plan for the year and receive a summary report of major findings by the internal auditor and how management is addressing the conditions reported.

5. Review the scope the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees".

7. Review annually with general management and financial management the details of each category of the balance sheet in order to development a detailed understanding of the financial condition of the Company. This review should take into consideration the accounting policies and practices of the Company with the objective of making certain that they result in a balance sheet that properly reflects the financial condition of the Company in accordance with generally accepted accounting principles.

8. Review the interim financial statements with management and the independent accountants before the filing of the Company's Quarterly Report on Form 10-
     Q. In addition, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards, including SAS 71, as amended from time to time. The Committee Chair may represent the entire Committee for the purposes of this review.

9. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

     a. The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K. Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations.

     b. Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

     c. Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

     d. The summary of uncorrected misstatements aggregated by the independent auditor that were determined by management to be immaterial, both individually and in the aggregate, to the financial statements taken as a whole. Obtain representations from management that any unrecorded audit adjustments recommended by the independent accountants are not material to the financial statements .

     e. Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended from time to time relating to the conduct of the audit.

     f. If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

10. After preparation by management and review by the internal auditor and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement.

11. Discuss with the independent accountants the quality of the Company's financial and accounting personnel.

12. Discuss with the chief financial officer the organization, the staffing, and the quality of the Company's financial and accounting organization.

13. Elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs and the quality of the staffing of the independent accountant's audit team.

14. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'. Typically, the independent accountants in the form of a Letter of Comments and Recommendations will present such recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

15. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

16. Approve or initiate recommendations relating to the internal audit function, including organizational issues, staffing levels, personnel selection, compensation, and performance assessment. Recommend to the Board the selection, retention or termination of the internal auditor of the Company.

17. Review the Company's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management as required by the Law, as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company's internal auditor or independent auditors.

18. Review with management, corporate counsel, the internal auditor and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

19. Review with management, corporate counsel, the internal auditor and the independent accountants any legal and regulatory matters that may have a material impact on the financial statements of the Company in order to be satisfied that all such matters have been considered in the preparation of the financial statements. Review the findings of any examinations by regulatory agencies.

20. As the Committee may deem appropriate, obtain and consider expert advice as to Audit Committee related rules of the NASD, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

21. Regularly update the Board about Committee activities and make appropriate recommendations.

Revocable Proxy

                                Ordinary Shares

                             ACCORD NETWORKS LTD.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY MEETING TO BE HELD JANUARY 12, 2001.

     The undersigned hereby appoints Jules L. DeVigne and Sigi Gavish, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all ordinary shares of Accord Networks Ltd. that the undersigned is entitled to vote at the extraordinary meeting of shareholders to be held January 12, 2001 at Accord's offices located at 94 Derech Em Hamoshavot, Petach-Tikva, 49130 Israel, and at any and all adjournments thereof, as indicated below.

     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE ELECTION OF THE TWO NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5. If any other business is properly presented to the shareholders at the extraordinary meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

     If the undersigned elects to withdraw this proxy card on or before the time of the extraordinary meeting or any adjournments thereof and notifies the secretary of Accord at or prior to the extraordinary general meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the extraordinary meeting and does not submit a duly executed and subsequently dated proxy card to Accord, the undersigned may vote in person at the extraordinary meeting all ordinary shares of Accord owned by the undersigned as of the record date, December 6, 2000.

         (Continued, and to be signed and dated, on the reverse side)

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         EACH OF THE LISTED PROPOSALS.

1. The election of Eren Privman and Gila Silber Fiengold as external directors in accordance with Section 239 of the Israel Companies Law, 1999, to hold office for a period of three years and until their successors are elected and qualified.

     [_]  FOR ALL NOMINEES

     [_]  WITHHOLD AUTHORITY (as marked below)

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

               Eren Privman                  Gila Silber Fiengold

2. Ratification and approval of the remuneration, including the grant of options, to be provided to Accord's external directors.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

3. Authorization for Jules L. DeVigne to fill the positions of chief executive officer and chairman of the board of directors for a period of up to three years from the date of the extraordinary general meeting.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

4. Authorization and approval of an automatic annual increase as of January 1/st/ of each year, beginning as of January 1, 2001, of the aggregate number of ordinary shares reserved under Accord's 2000 Shares Ownership and Option Plan and Accord's 2000 Share Option Plan by the number of shares equal to four percent of the total number of issued and outstanding ordinary shares and outstanding options granted by Accord as of the close of business on December 31/st/ of the previous year.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

5. Ratification and approval of an increase from US$5 million to up to US$25 million in Accord's directors' and officers' liability insurance coverage and corresponding premium payments made by Accord.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the extraordinary general meeting and any adjournments thereof.

     Do you plan to attend the Extraordinary Meeting?    YES [_]    NO [_]

     Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.


     ____________________________________________      Date:__________________
     Signature


     ____________________________________________      Date:__________________
     Signature, if shares held jointly


          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE
                          ENCLOSED PREPAID ENVELOPE.

                                      -2-